Exhibit 99.1

Vision-Sciences, Inc. Schedules Fiscal Q1 2010 Conference Call for

August 17, 2009

ORANGEBURG, N.Y., August 14, 2009 -- Vision-Sciences, Inc., (Nasdaq:VSCI) (Vision-Sciences) will issue results for its fiscal year 2010 first quarter ended June 30, 2009 (Q1 10) today after the market closes.  Vision-Sciences will host a conference call to discuss Q1 10 results and provide an update on the company on August 17, 2009 at 8:30am EDT.  The dial-in number for the call is 888.280.4443.  Please dial in five minutes prior to the call to register.  A recording of the call will be available through August 24, 2009.  The replay dial-in is 888.203.1112.  The replay pass code is 2425696.  The call may also be accessed via a live audio webcast available in the investor relations section of Vision-Sciences website at www.visionsciences.com.  The audio webcast of the call will be archived and available for replay through the website.

Conference Call:	August 17, 8:30am EDT
Dial-in Number:	888.280.4443
Live Webcast/Replay:	Investor relations section of Vision-Sciences website at www.visionsciences.com
Call Replay (until 8/24/09):	888.203.1112
Replay Pass Code:	2425696

Vision-Sciences, Inc. designs, develops, manufactures and markets unique flexible endoscopic products utilizing sterile disposable sheaths, the Slide-On EndoSheath System, which provide the users quick, efficient product turnover while ensuring the patient a contaminant-free product.

Vision-Sciences owns the registered trademarks Vision Sciences®, Slide-On®, EndoSheath® and The Vision System®.  Information about Vision-Sciences' products is available at www.visionsciences.com.

CONTACT:	Vision-Sciences, Inc.
Katherine Wolf, CFO
845-365-0600